UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2003

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 9. Regulation FD Disclosure

On April 23, 2003 the Company issued the following press release:

         Puget Energy reports first-quarter 2003 earnings
        Bellevue, Wash. (April 23, 2003) — Puget Energy (NYSE: PSD) today reported 2003 first-quarter income for common stock of $42.7 million, or 45 cents per diluted share compared with $24.5 million or 28 cents per diluted share for the first quarter in 2002. The improvement in first quarter 2003 results can be attributed to the increase in electric and gas rate tariffs, which took effect in 2002 and to customer growth. The first quarter of 2002 suffered from under-recovery of power-supply costs prior to electric rate relief effective in the second quarter of 2002.
        “Our financial results at March 31 reflect solid performance and the fundamentals of our business are sound. However, temperatures that were nearly 11 percent warmer-than-normal in the first quarter of 2003 lowered consumption of electricity and natural gas, reducing earnings for our regulated utility subsidiary Puget Sound Energy (PSE) by approximately 10 cents a share below the level we had expected,” said Puget Energy President and CEO Stephen P. Reynolds. “Since the exceptionally warm temperatures caused earnings to fall short of our expectations, we are taking a more cautious stand on our outlook for the full-year 2003, revising it downwards by 10 cents a share to a projection of $1.40-$1.50 a share for Puget Energy.
        In 2004, we expect our earnings to rebound strongly, given that our utility’s exposure to variability in power-supply costs will be mitigated under its Power Cost Adjustment (PCA) mechanism and the unusually warm temperatures are not expected to recur,” stated Reynolds.
        The PCA mechanism allows PSE to recover power-supply costs on a shared basis with its customers, if PSE’s costs to provide customers’ electricity increase from a normalized level established in its electric rates. All significant variable power-supply cost drivers are included in the PCA mechanism (hydroelectric generation variability, market price variability for purchased power and surplus power sales, natural gas and coal fuel price variability, generation unit forced outage risk and wheeling cost variability). Under the PCA, PSE’s cumulative maximum pre-tax earnings exposure due to power-supply cost variations over the four year period ending June 30, 2006 is limited to $40 million plus 1% of the excess. The company previously reported on January 15, 2003, that it expects to reach the $40 million cumulative cap under the PCA mechanism by the end of 2003, as a result of drought conditions in the Pacific Northwest region. The drought lowers hydroelectric production, resulting in higher power-supply costs to serve electricity to the utility’s customers. Both the updated estimate and the January estimate of Puget Energy’s full-year 2003 earnings guidance include the impact of absorbing approximately 25 cents a share of higher power-supply costs in 2003 due to the drought, before reaching the cumulative cap under the PCA mechanism.

First-quarter 2003 highlights

•	Puget Sound Energy (PSE) reported first-quarter 2003 earnings of $46.2 million, or 49 cents per share, compared with $23.7 million, or 27 cents per share, for the same period in 2002.

•	During the first three months of 2003, the number of gas customers in PSE’s service territory grew by 3.0 percent to approximately 629,000 and electric customers increased by 1.9 percent to approximately 964,000 customers over the same period in 2002.

•	PSE’s electric margin for the first quarter of 2003 increased by $48.5 million primarily due to a 4.6 percent general tariff rate increase which took effect on July 1, 2002 and customer growth of 1.9 percent compared with the first quarter in 2002. PSE’s electric margin represents electric sales to its retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs to bring electric energy to PSE’s service territory. In the first quarter of 2002, electric margin was down substantially, mainly due to the under-recovery of power-supply costs for PSE, prior to rate relief effective in the second quarter of 2002.

•	PSE’s gas margin for the first quarter of 2003 declined by $0.7 million due to warm weather compared with the same period in 2002. PSE’s gas margin represents gas sales to its retail and transportation customers less the cost of gas purchased, including gas transportation costs to bring gas to PSE’s service territory.

•	Weather during the first three months of 2003 was unusually warm in PSE’s service territory, with 10.7 percent fewer heating degree days than normal. This resulted in a decline of 2.8 percent in retail kilowatt-hour sales and a 12.8 percent decline in natural gas therm sales in the first quarter of 2003 compared with the same period in 2002.

•	PSE’s cumulative variable power cost underrecovery for the PCA mechanism period which began on July 1, 2002, was $16.7 million at March 31, 2003. The company forecasts the power cost underrecovery to reach the $40 million cumulative cap in the fourth quarter of 2003.

•	In 2004, PSE should not be impacted by any increases in variable power-supply costs, whether stemming from adverse hydrological conditions, changes in market prices, higher fuel costs, forced outages or other causes, given that it expects to reach the $40 million cumulative cap under its PCA mechanism by the end of 2003.

•	Utility operations and maintenance expenses for the first quarter of 2003 reflect approximately $1.6 million of increased electric-service restoration costs related to storm damage and $2.7 million of low-income program pass-through costs.

•	Interest expense declined $2.7 million for the first quarter of 2003 reflecting lower short-term and long-term debt outstanding compared with the same period in 2002.

•	PSE’s common equity ratio increased to 37.0 percent at Mar. 31, 2003 from 36.1 percent at Dec. 31, 2002. PSE is well ahead of the requirement in its rate settlement to rebuild its common equity ratio to at least 39 percent over a 3½- year period, with milestones of 34 percent, 36 percent and 39 percent at the end of 2003, 2004 and 2005 respectively.

•	InfrastruX Group (InfrastruX), which provides new construction, maintenance and repair services to electric and natural gas utilities, incurred a loss of $3.4 million net of minority interest, or 4 cents per share, for the first of quarter 2003. This compares with earnings of $1.0 million, or $0.01 per share, for the same period in 2002. In the first quarter of 2002, InfrastruX benefited from overhead power line restoration work due to ice-storms in the Southwest. The higher than expected loss in the first quarter of 2003 is attributable to severe winter weather and snow accumulation in the Northeast and Midwest and to extremely wet winter conditions in the South, resulting in a significant slowdown in utility construction work. The construction services business is seasonal, with highest revenues in the second and third quarters of the year.

FIRST-QUARTER 2003 EARNINGS ANALYST TELECONFERENCE
        A conference call for analysts to discuss with management the first-quarter results and the outlook for future performance is scheduled at 10 a.m. EDT (7 a.m. PDT) Thursday, April 24, 2003. The call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live call. A recorded replay of the conference call also will be available two hours after completion of the conference on April 24 through midnight (EDT) Monday, April 28, 2003. To access the recording, dial 1-888-286-8010, and enter the conference I.D. number 69582192.
        Puget Energy is an energy services holding company that conducts all of its operations through its subsidiaries, Puget Sound Energy (PSE) and InfrastruX Group. PSE is a regulated utility company that generates, purchases and sells electricity and purchases, transports and sells natural gas. The service territory of PSE covers approximately 6,000 square miles, principally in the Puget Sound region of Washington state. InfrastruX specializes in contracting services to other gas and electric utilities primarily in the Midwest, Texas and the eastern United States.

_________________

Certain statements contained in this news release are “forward-looking statements” within the meaning of the federal securities laws. Although Puget Energy and Puget Sound Energy believe that the expectations reflected in such statements are reasonable, there can be no assurance that the expected results will be achieved. For additional information concerning certain assumptions, risks, and uncertainties involved in the forward-looking statements contained herein, please refer to Puget Energy’s reports on file with the SEC.

PUGET ENERGY -- SUMMARY INCOME STATEMENT (In thousands, except per-share amounts)
	Unaudited		Unaudited
	Three months ended 3/31[1]		Twelve months ended 3/31

	2003	2002[2]	2003	2002[2]

Operating revenues
Electric	$416,997	$363,249	$1,419,633	$1,559,098
Gas	187,788	314,491	570,453	825,292
Other	71,176	61,320	339,102	216,995

Total operating revenues	675,961	739,060	2,329,188	2,601,385

Operating expenses
Purchased electricity	240,436	181,987	703,820	806,076
Purchased gas	86,954	204,798	287,173	525,619
Electric generation fuel	15,074	65,180	63,431	244,201
Residential exchange	(52,679)	(42,747)	(159,902)	(101,870)
Unrealized (gain) loss on derivative instruments	(477)	(11,497)	(592)	(49,145)
Utility operations & maintenance	70,055	65,941	290,334	270,550
Other operations & maintenance	70,521	54,621	289,051	181,212
Depreciation & amortization	57,944	55,949	230,688	220,361
Conservation amortization	7,722	2,165	23,059	7,057
Taxes other than income taxes	57,660	65,157	207,972	207,994
Income taxes	31,366	20,935	69,671	46,177

Total operating expenses	584,576	662,489	2,004,705	2,358,232

Operating income	91,385	76,571	324,483	243,153
Other income (net of tax)	704	384	5,778	12,968

Income before interest charges & minority interest	92,089	76,955	330,261	256,121
Interest charges	47,665	50,398	193,643	195,023
Minority interest	(332)	79	456	79

Net income before cumulative effect of
accounting change	44,756	26,478	136,162	61,019
FAS-143 transition adjustment loss (net of tax)	169	--	169	--

Net Income	44,587	26,478	135,993	61,019
Less preferred stock dividend accruals	1,867	2,012	7,686	8,267

Income for common stock	$42,720	$24,466	$128,307	$52,752

Common shares outstanding	93,740	87,175	89,906	86,729
Diluted shares outstanding	94,172	87,408	90,328	86,958

Basic earnings per common share before
cumulative effect of accounting change	$0.46	$0.28	$1.43	$0.61
Cumulative effect of accounting change	--	--	--	--

Basic earnings per common share	$0.46	$0.28	$1.43	$0.61

Diluted earnings per common share before
cumulative effect of accounting change	$0.45	$0.28	$1.42	$0.61
Cumulative effect of accounting change	--	--	--	--

Diluted earnings per common share[3]	$0.45	$0.28	$1.42	$0.61

[1] Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
[2]Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.
[3]Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY[1]--UTILITY OPERATING DATA
	Three months ended 3/31		Twelve months ended 3/31

	2003	2002	2003	2002

Energy sales revenues ($ in thousands; unaudited)
Electricity
Residential	$190,671	$203,706	$609,465	$600,785
Commercial	147,548	143,400	545,033	512,775
Industrial	23,135	23,632	91,423	195,460
Other retail sales[2]	(13,618)	(15,849)	7,797	(9,685)

Subtotal, retail sales	347,736	354,889	1,253,718	1,299,335
Transportation[2]	3,174	3,563	15,162	6,100
Sales to other utilities & marketers[3]	57,219	17,913	127,594	310,321
Other[4]	8,868	(13,116)	23,159	(56,658)

Total electricity sales	416,997	363,249	1,419,633	1,559,098
Gas
Residential	124,492	200,288	352,773	498,629
Commercial	49,631	95,100	164,047	256,243
Industrial	7,223	13,368	28,975	48,190

Subtotal, retail sales	181,346	308,756	545,795	803,062
Transportation	3,511	2,931	13,431	11,887
Other	2,931	2,804	11,227	10,343

Total gas sales	187,788	314,491	570,453	825,292

Total energy sales revenues	$604,785	$677,740	$1,990,086	$2,384,390

Energy sales volumes (Unaudited)
Electricity (in mWh)
Residential	3,101,106	3,234,835	9,711,797	9,640,944
Commercial	2,113,957	2,110,029	8,016,467	7,916,510
Industrial	344,520	346,042	1,414,584	2,147,556
Other[2]	(219,923)	(198,840)	(33,054)	54,020

Subtotal, retail sales	5,339,660	5,492,066	19,109,794	19,759,030
Transportation[2]	491,578	553,874	2,244,785	917,700
Sales to other utilities & marketers[3]	1,281,010	568,483	4,179,098	4,151,220

Total mWh	7,112,248	6,614,423	25,533,677	24,827,950
Gas (in 000's of therms)
Residential	187,568	217,621	470,619	517,807
Commercial	91,696	113,630	266,286	302,386
Industrial	13,863	15,684	48,861	56,704
Transportation	57,281	54,743	210,390	193,970

Total gas volumes	350,408	401,678	996,156	1,070,867

Margins[5] ($ in thousands; unaudited)
Electric	$172,536	$124,065	$662,788	$487,001
Gas	81,629	82,359	224,365	226,211

Customers served[6] (Unaudited)
Electricity
Residential	850,389	837,663	842,908	830,169
Commercial	107,309	101,992	105,767	100,353
Industrial	3,937	3,949	3,948	3,989
Other	2,027	1,866	1,972	1,808
Transportation	16	15	16	11

Total electricity customers	963,678	945,485	954,611	936,330
Gas
Residential	578,636	561,065	569,296	552,360
Commercial	47,088	46,514	46,682	46,756
Industrial	2,728	2,793	2,753	2,819
Transportation	137	110	128	111

Total gas customers	628,589	610,482	618,859	602,046

Weather (Unaudited)
Actual heating degree days	1,794	2,095	4,645	5,109
Normal heating degree days	2,008	2,008	4,905	4,905

[1]Puget Sound Energy is the electric and natural gas utility subsidiary of Puget Energy.
[2] Includes change in unbilled revenues.

[3] Includes optimization transactions reported net in the income statement as required by EITF 02-03, effective after June 30, 2002. Prior periods have been reclassified to conform with the presentation.

[4]Includes Conservation Trust collection and sales of non-core gas supplies.

[5]Electric margin is electric sales to retail and transportation customers less the cost of generating and purchasing electric energy sold to customers, including transmission costs, to bring electric energy to PSE’s service territory. Gas margin is gas sales to retail and transportation customers less the cost of gas purchased, including gas transportation costs, to bring gas to PSE’s service territory.

[6] Quarterly data represents average served during March; Twelve months ended data represents average for the 12 months ended.

PUGET ENERGY -- SEGMENT RESULTS (In thousands)
Three months ended 3/31/03 (Unaudited)	Puget Sound Energy	InfrastruX	Other[1]	Puget Energy Total

Revenues	$604,785	$70,677	$499	$675,961
Depreciation and amortization	54,532	3,359	53	57,944
Income taxes	34,497	(3,096)	(35)	31,366
Operating income	93,815	(2,479)	49	91,385
Interest charges, net of AFUDC	46,356	1,309	--	47,665
Net income	47,981	(3,443)	49	44,587
Goodwill, net	--	125,405	--	125,405
Total assets	5,206,704	311,721	127,824	5,646,249

Three months ended 3/31/02 (Unaudited)

Revenues	$677,740	$60,761	$559	$739,060
Depreciation and amortization	53,674	2,271	4	55,949
Income taxes	20,089	635	211	20,935
Operating income	74,474	1,986	111	76,571
Interest charges, net of AFUDC	49,343	1,055	--	50,398
Net income	25,619	1,005	(146)	26,478

Twelve months ended 3/31/03 (Unaudited)

Revenues	$1,990,086	$329,444	$9,658	$2,329,188
Depreciation and amortization	215,954	14,514	220	230,688
Income taxes	64,142	2,932	2,597	69,671
Operating income	308,853	11,130	4,500	324,483
Interest charges, net of AFUDC	187,873	5,770	--	193,643
Net income	126,407	5,086	4,500	135,993

Twelve months ended 3/31/02 (Unaudited)

Revenues	$2,384,390	$206,007	$10,988	$2,601,385
Depreciation and amortization	210,897	9,449	15	220,361
Income taxes	39,526	4,134	2,517	46,177
Operating income	230,400	10,243	2,510	243,153
Interest charges, net of AFUDC	190,253	4,602	168	195,023
Net income	45,337	4,090	11,592	61,019

Goodwill at 12/31/02	$--	$125,555	$--	$125,555
Total assets at 12/31/02	5,208,487	319,248	129,756	5,657,491

[1] Includes the non-regulated subsidiaries of Puget Sound Energy and miscellaneous holding company expenses. The principal non-regulated subsidiary of PSE is a real estate development company.

PUGET SOUND ENERGY-CAPITALIZATION
(In thousands)	(Unaudited) At March 31, 2003		At December 31, 2002

	Amount	%	Amount	%

Short-term debt	$34,269	0.9%	$30,340	0.7%
Long-term debt, including current maturities	2,067,296	52.6%	2,093,832	53.0%
Preferred stock	95,662	2.4%	103,162	2.6%
Corporation obligated, madatorily redeemable securities of subsidiary trust holding solely junior subordinated debentures of the corporation	280,250	7.1%	300,000	7.6%
Common equity	1,455,960	37.0%	1,426,121	36.1%

Total capitalization including short-term debt	$3,933,437	100.0%	$3,953,455	100.0%

PUGET SOUND ENERGY Unrestricted cash	$145,138		$161,475

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer
Date: April 23, 2003